EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units In

Mellon Optima L/S Strategy Fund, LLC

Tendered Pursuant to the Offer to Purchase

Dated April 3, 2013

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY MELLON HEDGE ADVISORS LLC EITHER BY MAIL OR BY

FAX BY 12:00 MIDNIGHT, EASTERN TIME, ON

TUESDAY, APRIL 30, 2013, UNLESS THE

OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

Mellon Optima L/S Strategy Fund, LLC

c/o Mellon Hedge Advisors LLC

One Boston Place

024-0071

Boston, MA 02108

Attn: Anthony J. Mastrocola

For additional information:

Phone: (877) 257-0004

Fax: (617) 722-7367

MELLON OPTIMA L/S STRATEGY FUND, LLC

You are responsible for confirming that this Notice is received by MHA. To assure good delivery, please send this page to MHA and not to your Portfolio Manager.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

BNY Mellon Wealth Management Account # (if applicable): ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Investor:

Joint Tenant Signature: (If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Signatory and Title:

Co-Signatory if necessary:	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name and Title of Co-Signatory: